Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2015, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
Amnisure International, LLC	USA
Cellestis, LLC	USA
Cellestis Ltd.	Australia
Intelligent Bio-Systems, Inc.	USA
MO BIO Laboratories, Inc.	USA
QIAGEN Aarhus A/S	Denmark
QIAGEN AB	Sweden
QIAGEN AG	Switzerland
QIAGEN Australia Holding Pty. Ltd.	Australia
QIAGEN Benelux BV	Netherlands
QIAGEN Beverly, Inc.	USA
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Finance (Ireland) Ltd.	Ireland
QIAGEN Finance (Malta) Ltd.	Malta
QIAGEN France S.A.S.	France
QIAGEN Gaithersburg, Inc.	USA
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN Inc. (Canada)	Canada
QIAGEN Inc. (USA)	USA
QIAGEN Instruments AG	Switzerland
QIAGEN K.K.	Japan
QIAGEN Lake Constance GmbH	Germany
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Marseille SA	France
QIAGEN Mexico, S. de R.L. de C.V.	Mexico
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City, Inc.	USA
QIAGEN Sciences, LLC	USA
QIAGEN Shenzhen Co. Ltd.	China
QIAGEN S.r.l.	Italy
QIAGEN U.S. Finance Holdings (Luxembourg) S.a.r.l.	Luxembourg
Quanta BioSciences, Inc.	USA
SA Biosciences, LLC	USA